UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 8, 2014, Provident Financial Holdings, Inc. (the “Corporation”) announced that the Corporation purchased 356,608 shares of common stock for the quarter ended June 30, 2014 consistent with the May 2014 and November 2013 stock repurchase programs.  There were 9,312,269 common shares outstanding at June 30, 2014 after accounting for the repurchased shares and other activity.  For the fiscal year ended June 30, 2014 the Company purchased 1,126,630 shares of common stock which is approximately 10.9% of the total shares outstanding at June 30, 2013.  At June 30, 2014, the May 2014 stock repurchase program has 250,027 shares available for future repurchase activity.

The news release announcing the updates activity regarding stock repurchase plan is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1     News release updating the activity of the stock repurchase plan of Provident Financial Holdings, Inc. dated July 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating Officer and
Chief Financial Officer (Principal Financial and Accounting Officer)